Exhibit 10.1

BANK OF TEXAS, N.A.,

a national banking association,

COSTAR VIDEO SYSTEMS, LLC,

a Delaware limited liability company,

SIELOX, INC.,

a Delaware corporation,

and

SIELOX, LLC,

a Delaware limited liability company

AMENDED AND RESTATED LOAN AGREEMENT

Dated: As of December 10, 2008

Amended and Restated Loan Agreement

Amended and Restated Loan Agreement – Page (i)

Amended and Restated Loan Agreement – Page (ii)

Amended and Restated Loan Agreement – Page (iii)

AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDED AND RESTATED LOAN AGREEMENT (“Agreement”) is made and entered into effective as of December 10, 2008, by and among BANK OF TEXAS, N.A., a national banking association (together with its successors and assigns, the “Lender”), COSTAR VIDEO SYSTEMS, LLC, a Delaware limited liability company (“Costar”), SIELOX, INC., a Delaware Corporation (“Parent”), and SIELOX, LLC, a Delaware limited liability company (“Sielox, LLC” and, together with Costar and Parent, the “Borrower”).

RECITALS:

A.

Costar and Lender entered into that certain Business Loan Agreement (Asset Based) dated on or about August 16, 2008 (the “Original Loan Agreement’).

B.

Costar has requested that Lender increase the Borrowing Limit from 14,000,000.00 to $5,000,000.00 and that each of Parent and Sielox, LLC become co-borrowers with Costar under the revolving loan.

C.

Lender has, subject to the terms and conditions set forth herein, consented to Costar’s request and, in connection therewith, Borrower and Lender now desire to amend and restate the Original Loan Agreement in its entirety as hereinafter set forth.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises, the covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1

Definitions.     Capitalized terms used in this Agreement shall be the meanings specified on Schedule 1.1.

Section 1.2

Accounting Matters.     Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the date of this Agreement unless Borrower and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.

Section 1.3

Other Definitional Provisions.     All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof’, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement Terms used herein that are defined in the VCC, unless otherwise defined herein, shall have the meanings specified in the VCC. Definitions contained in this Agreement and each of the other Loan Documents which identify documents, agreements or instruments shall be deemed to include all amendments and supplements to such documents from the date of this Agreement and all prior and future amendments, modifications, and supplements thereto entered into from time to time. Each reference in the Loan Documents to Borrower shall mean Borrower and its successors and assigns.

Section 1.4

Schedule and Exhibits.     AU of the Schedules and Exhibits attached to this Agreement shall be deemed incorporated herein by reference.

Amended and Restated Loan Agreement – Page 1

ARTICLE II

EXTENSION OF CREDIT AND LEITERS OF CREDIT

Section 2.1

Advances.

(a)

Advances.     Subject to the terms and conditions of this Agreement, Lender agrees to make one or more advances (“Advances”) to Borrower from time to time from the date hereof to and including the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the Maximum Revolver Amount, provided that the aggregate amount of all Advances at any time outstanding shall not exceed the lesser of (i) the Maximum Revolver Amount minus all outstanding Letter of Credit Liabilities or (ii) the Borrowing Base minus all outstanding Letter of Credit Liabilities. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may borrow, repay, and reborrow hereunder.

(i)

The Revolving Credit Note.     The obligation of Borrower to repay the Advances and interest thereon shall be evidenced by the Revolving Credit Note.

(ii)

Repayment of Advances.     Borrower shall repay the unpaid principal amount of all Advances on the Termination Date, unless sooner due by reason of acceleration by Lender as provided in this Agreement.

(iii)

Interest.     The unpaid principal amount of the Advances shall, subject to the following sentence, bear interest as provided in the Revolving Credit Note. If at any time the rate of interest specified in the Revolving Credit Note would exceed the Maximum Lawful Rate but for the provisions thereof limiting interest to the. Maximum Lawful Rate, then any subsequent reduction shall not reduce the rate of interest on the Advances below the Maximum Lawful Rate until the aggregate amount of interest accrued on the Advances equals the aggregate amount of interest which would have accrued on the Advances if the interest rate had not been limited by the Maximum Lawful Rate. Accrued and unpaid interest on the Advances shall be payable as provided in the Revolving Credit Note and on the Termination Dare.

(iv)

Borrowing Procedure.     Administrative Borrower shall give Lender notice of each Advance by means of an Advance Request Form containing the information required therein and delivered (by hand or by mechanically confirmed facsimile) to Lender no later than 1:00 p.m. (Texas time) on the day on which the Advance is desired to be funded Advances shall be in a minimum amount of $100,000.00. Lender at its option may accept telephonic requests for such Advances. provided that such acceptance shall not constitute a waiver of Lender’s right to require delivery of an Advance Request Form in connection with subsequent Advances. Any telephonic request for an Advance by Administrative Borrower shall be promptly confirmed by submission of a properly completed Advance Request Form to Lender, but failure to deliver an Advance Request Form shall not be a defense to payment of the Advance. Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Lender by Borrower, and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it. Subject to the terms and conditions of this Agreement, each Advance shall be made available to Borrower by depositing the same, in immediately available funds, in an account of Borrower designated by Borrower maintained with Lender at the Principal Office.

(b)

Term Loan.     Intentionally deleted.

Section 2.2

General Provisions Regarding Interest: Etc.

Amended and Restated Loan Agreement – Page 2

(a)

Any outstanding principal of any Advance and (to the fullest extent permitted by law) any other amount payable by Borrower that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Additionally, upon the occurrence of an Event of Default (and from the date of such occurrence) all outstanding and unpaid principal amounts of all of the Obligations shall, to the extent permitted by law, bear interest at the Default Rate until such time as Lender shall waive in writing the application of the Default Rate to such Event of Default. Interest payable at the Default Rate shall be payable from time to time on demand.

(b)

Computation of Interest.     Interest on the Advances and all other amounts payable by Borrower shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

Section 2.3

Unused Facility Fee.     Intentionally deleted.

Section 2.4

Use of Proceeds.     The proceeds of the Advances shall be used by Costar for working capital in the ordinary course of business; provided, however, that up to, but not in excess of, $1,000,000.00, in the aggregate, may be used for the working capital needs of the Parent and Sielox, LLC.

Section 2.5

Letters of Credit.     Subject to the terms and conditions of this Agreement. Lender may, but is not obligated to, issue one or more Letters of Credit for the account of Borrower from time to time from the date hereof to and including the Termination Date; provided, however, that the outstanding Letter of Credit Liabilities shall not at any time exceed the lesser of (a) $200,000.00, (b) an amount equal to the Maximum Revolver Amount minus the outstanding Advances, or (c) the Borrowing Base minus the outstanding Advances. Each Letter of Credit shall have an expiration date not to exceed 60 days, shall not have an expiration date beyond the Termination Date, shall be payable in Dollars, shall have a minimum face amount of$200,000.00, must support a transaction that is entered into in the ordinary course of Borrower’s business, must be satisfactory in form and substance to Lender, will be subject to the payment of such Letter of Credit fees as Lender may require, and shall be issued pursuant to such documents and instruments executed by Borrower (including, without limitation. a Letter of Credit Application as then in effect) as Lender may require.

Each payment by Lender pursuant to a drawing under a Letter of Credit is due and payable ON DEMAND, and at the sole option of Lender, can be charged by Lender as (and will be deemed to be) an Advance by Lender to Borrower under the Revolving Credit Note and this Agreement as of the day and time such payment is made by Lender and in the amount of such payment.

Section 2.6

Joint and Several Liability of Borrowers.

(a)

Each Borrower is accepting joint and several liability under the Notes, this Agreement and the other Loan Documents in consideration of the financial accommodations to be provided by Lender under this Agreement. for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(b)

Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.6), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

(c)

If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

Amended and Restated Loan Agreement – Page 3

(d)

The Obligations constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the Notes, the other Loan Documents, or any other circumstances whatsoever.

(e)

Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Advances issued under or pursuant to this Agreement., notice of the occurrence of any Default, Event of Default, or of any demand for any payment under Ibis Agreement, or the Notes, or any of the other Loan Documents, notice of any action at any time taken or omitted by Lender under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement, the Notes, and the other Loan Documents (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations. The acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, the Notes, and the other Loan Documents, any and all other indulgences whatsoever by Lender in respect of any of the Obligations, and the taking. addition, substitution or release, in whole or in part, at any time or times, of any security fur any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of the Notes and this Section 2.6 afford grounds for terminating. discharging or relieving any Borrower, in whole or in part, from any of its Obligations it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction 01’ similar proceeding with respect to any Borrower or Lender.

(f)

Each Borrower represents and warrants to Lender that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment· of the Obligations. Each Borrower further represents and warrants to Lender that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

ARTICLE III

PAYMENTS

Section 3.1

Method of Payment.     All payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Lender at the Principal Office in Dollars and immediately available funds, without setoff, deduction, or counterclaim, and free and clear of all taxes at the time and in the manner provided in the Notes. Lender is authorized by Borrower to debit, automatically, without notice to Borrower, the amount of any such payments from any deposit or other account of Borrower with Lender.

Section 3.2

Prepayments.

(a)

Voluntary Prepayments.     Borrower may prepay all or any portion of the Notes to the extent and in the manner provided for therein.

Amended and Restated Loan Agreement – Page 4

(b)

Mandatory Prepayment.     Borrower must pay on DEMAND the amount by which at any time the unpaid principal balance of the Revolving Credit Note, plus the aggregate Letter of Credit Liabilities, exceeds the lesser of the Borrowing Base or the Maximum Revolver Amount

Section 3.3

Lockbox and Account Collections.     Upon request of Lender, Borrower will maintain under such written agreements as Lender requires, as security for the Obligations, a lockbox (“Lockbox”) and depository account in the name of Lender (“Depository Account”). All payments from account debtors of Borrower will be deposited directly into the Depository Accounts, and Lender is authorized to transfer to the Depository Account any funds which are account debtor payments but which have been deposited into any other depository account of Borrower at Lender. Borrower agrees that Lender will have all right, title and interest in and to all items and funds from time to time in the Depository Account Checks received into the Depository Account will not be considered good funds until Lender’s depository bank has effected final settlement with respect thereto by irrevocable credit to Lender. Lender is authorized to apply any and all funds in the Depository Account at any time, and from time to time, to the Obligations in any order Lender may elect.

Upon written notice to Borrower from Lender, Borrower will advise all of its Account debtors to direct their payments to the Lockbox, at the address established by the Lockbox arrangements. All payments received into the Lockbox wt1I be deposited into the Depository Account for disposition as set forth above in this section.

ARTICLE IV

SECURITY

Section 4.1

Collateral.     To secure full and complete payment and performance of the Obligations, Borrower shall execute and deliver or cause to be executed and delivered all of the Security Documents required by Lender covering the Property and collateral described in such 8ecmity Documents (which, together with any other Property and collateral described in the security Agreement, and any other property which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the “Collateral”). Borrower shall execute and cause to be executed such further documents and instruments as Lender, in its sole discretion, deems necessary or desirable to create, evidence, preserve, and perfect its liens and security interests in the Collateral

Section 4.2

Setoff.     If an Event of Default shall have occurred and be continuing.     Lender shall have the right to set off and apply against the Obligations in such manner as Lender may determine. at any time and without notice to Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Borrower whether or not the Obligations are then due. As further security for the Obligations, Borrower hereby grants to Lender a security interest in all money, instruments, and other property of Borrower now or hereafter held by Lender, including, without limitation, property held in safekeeping. In addition to Lender’s right of setoff and as further security for the Obligations, Borrower hereby grants to Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or hereafter on deposit with or held by Lender and all other sums at any time credited by Of” owing from Lender to Borrower. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.1

Initial Extension of Credit.     The obligation of Lender to make any initial extension of credit after the date hereof is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth on Schedule 5.1.

Section 5.2

All Extensions of Credit.     The Obligation of Lender to make any Advances hereunder at any time (or to extend any other credit hereunder) shall be subject to the following additional conditions precedent:

(a)

Request for Advance or Letter of Credit.     Lender shall have received in accordance with this Agreement, as the case may be, an Advance Request Form or Letter of Credit Request Form pursuant

Amended and Restated Loan Agreement – Page 5

to Lender’s requirements dated the date of such Advance or Letter of Credit and executed by an authorized officer of Administrative Borrower;

(b)

No Default. Etc.     No Default or material adverse change or effect shall have occurred and be continuing. or would result from or after giving effect to such extension of Credit;

(c)

Representations and Warranties.     All of the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such extension of credit with the same force and effect as if such representations and warranties had been made on and as of such date; and

(d)

Additional Documentation.     Lender shall have received such additional approvals. opinions. or documents as Lender or its legal counsel may reasonably request

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender that:

Section 6.1

Corporate Existence.     Each Related Party (a) is duly organized. validly existing, and in good standing under the laws of the jurisdiction of its incorporation. organization, or formation, as applicable; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Each Related party has the power and authority to execute, deliver. and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

Section 6.2

Financial Statements: Etc.     The financial statements previously delivered to Lender are true and correct. have been prepared in accordance with GAAP. and fairly and accurately present, on a consolidated basis, the financial condition of the Related Parties as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. No· Related Party has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of any Related Party since the effective date of the most recent financial statements referred to in this Section. All projections delivered by Borrower to Lender have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such projections were prepared and delivered to Lender and all such assumptions are disclosed in the projections.

Section 6.3

Action; No Breach.     The execution, delivery, and performance by each Related Party of the Loan Documents to which it is or may become a party and compliance with the terms and provisions thereof have been duly authorized by all requisite action on the part of each Related Party and do not and will not (a) violate or conflict with, or result in a breach of. or require any consent under (i) the Constituent Documents of any Related Party, (ii) any applicable law. rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator to which any Related Party is subject, or (iii) any agreement or instrument to which any Related Party is a party or by which any Related Party or any of its Property is bound or subject, or (b) constitute a default under any such agreement or instrument. or result in the creation or imposition of any Lien upon any of the revenues or assets of any Related Party, other than Liens created by the Loan Documents.

Section 6.4

Operation of Business.     Each Related Party possesses all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct its business substantially as now conducted and as presently proposed to be conducted, and no Related party is in violation of any valid rights of others with respect to any of the foregoing.

Amended and Restated Loan Agreement – Page 6

Section 6.5

Litigation and Judgments.     There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of Borrower, threatened against or affecting any Related Party, that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against any Related Party.

Section 6.6

Rights in Properties: Liens.     Each Related Party has good and indefeasible title to or valid leasehold interests in its Property, including the Property reflected in the Initial Financial Statements and none of the Property of any Related Party is subject to any Lien, except as permitted by Section 8.2.

Section 6.7

Enforceability.     The Loan Documents constitute legal, valid, and binding obligations of each Related Party thereto, enforceable against each Related Party in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors’ rights.

Section 6.8

Approvals.     No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by any Related Party of the Loan Documents to which it is a party or the validity or enforceability thereof.

Section 6.9

Debt.     No Related Party has any Debt, except for the Obligations and Debt disclosed in the Initial Financial Statements.

Section 6.10

Taxes.     Each Related Party has filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and has paid all of its liabilities for taxes, assessments, governmental charges, and other levies that are due and payable. Borrower knows of no pending investigation of any Related Party by any taxing authority or of any pending but unassessed tax liability of any Related Party.

Section 6.11

Use of Proceeds: Margin Securities.     No Related Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance win be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

Section 6.12

ERISA.     The Related Parties are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor bas any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Related Parties nor any ERISA Affiliate have completely or partially withdrawn from a Multiemployer Plan. The Related Parties and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither the Related Parties nor any ERISA Affiliate have incurred any liability to the PBGC under ERISA.

Section 6.12

Disclosure.     No statement, information, report, representation, or warranty made by any Related Party in this Agreement or in any other Loan Document or furnished to Lender in connection with this Agreement or any of the transactions contemplated hereby contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower which has a Material Adverse Effect, or which might in the future have a Material Adverse Effect, that has not been disclosed in writing to Lender.

Section 6.13

Subsidiaries.     Borrower has no Subsidiaries other than those listed on Schedule 6.13 attached hereto and Schedule 6.13 sets forth the jurisdiction of incorporation or organization of each such Person and the percentage of Borrower’s ownership interest in such Person. All of the outstanding capital stock or other

Amended and Restated Loan Agreement – Page 7

ownership interest of a Person described on Schedule 6.13 has been validly issued, is fully paid, and is nonassessable.

Section 6.14

Agreements.     No Related Party is a party to any indenture, loan. or Loan Agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate or other organizational restriction which could have a Material Adverse Effect No Related Party is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

Section 6.15

Compliance with Laws.     No Related Party is in violation in any material respect of any law, role, regulation, order, or decree of any Governmental Authority or arbitrator.

Section 6.16

Investment Company Act.     No Related Party is an “investment company” within the meaning of the Investment Company Act of t940, as amended.

Section 6.17

Public Utility Holding Company Act.     No Related Party is a “holding company” or a “subsidiary company” of a ·’holding company” or an “affiliate” of a “holding company” or a “public utility” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 6.18

Environmental Condition.

(a)

to Borrower’s knowledge, none of properties or assets of any Related Party has ever been used by any of the Related Parties, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such use, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law;

(b)

to Borrower’s knowledge, none of properties or assets of any Related Party has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site;

(c)

none of the Related Parties bas received notice that a Lien arising under any Environmental Law has attached to any revenues or to any real property owned or operated by any Related Party; and

(d)

none of the Related Parties has received a summons, citation, notice, or directive from the United States Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Related Party resulting in the releasing or disposing of Hazardous Materials into the environment

Section 6.19

Intellectual Property.     All material Intellectual Property owned or used by the Related Parties is listed, together with application or registration numbers, where applicable, on Schedule 6.19 attached hereto. Each Person identified on Schedule 6.19 owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect. Each Person identified on Schedule 6.19 will maintain the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority and each Person identified on Schedule 6.19 will promptly patent or register, as the case may be, all new Intellectual Property and notify Lender in writing five (5) Business Days prior to filing any such new patent or registration.

Section 6.20

Depository Relationship.     To induce Lender to establish the interest rates provided for in the Notes, the Related Parties have established and use Lender as their principal depository bank and the Related Parties covenant and agree to maintain Lender as their principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts.

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Section 6.21

State of Organization: Location of Chief Executive Office; Organizational Identification Number.

(a)

The jurisdiction of organization of each Related party is set forth in subparagraph (a) of Schedule 6.21 attached hereto.

(b)

The chief executive office of each Related party is located at the address indicated in subparagraph (b) of Schedule 6.21.

(c)

Each Related Party’s organization identification numbers, jf any, are identified in subparagraph (c) of Schedule 621.

(d)

Each Related Party’s federal tax identification number is identified in subparagraph (d) of Schedule 6.21.

Section 6.22

Fraudulent Transfer.

(a)

Each Related Party is Solvent

(b)

No transfer of Property is being made by any Related. Party and no obligation is being incurred by any Related Party in connection with the transaction contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Related Party.

Section 6.23

Leases.     The Related Parties enjoy peaceful and undisturbed possession under all leases material to their businesses and to which they are parties or under which they are operating, and all of such material leases are valid and subsisting and no default by any Related party exists under any of them.

Section 6.24

Common Enterprise.     The successful operation and condition of each Related Party is dependent on the continued successful performance of the functions of the group of Related Parties as a whole and the successful operation of each Related Party is dependent on the successful performance and operation of each other Related Party. Each Related party expects to derive benefit (and its board of directors or other governing body bas determined that it may reasonably be expected to derive benefit), directly and indirectly, from successful operations of each of the other Related Parties. Each Related Party expects to derive benefit (and the boards of directors or other governing body of each Related Party has determined that it may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by Lender to the Related Parties hereunder, both in their separate capacities and as members of the group of companies. Each Related Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Related Party is within its purpose, will be of direct and indirect benefit to such Related Party, and is in its best interest.

Section 6.25

Anti-Terrorism and Anti-Money Laundering.     No Related Party or any of its Affiliates is or shall be (a) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, or any other similar lists maintained by OFAC or any other Governmental Authority pursuant to any authorizing statute, Executive Order or regulation~ or (b) a Person designated under Section l(b), (c) or (d) of Executive Order No. 13224 (September 23,2001), any related enabling legislation, or any other similar Executive Orders. To Borrower’s knowledge, each Related Party and its Affiliates are in full compliance with all applicable provisions of the Bank Secrecy Act (“ESA”) and of all other laws, regulations, and government guidance relating to the prevention and detection of money laundering violations or terrorist activities or threats.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as the Obligations or any part thereof are outstanding or Lender has any obligation to extend credit hereunder, unless Lender otherwise consents in writing, Borrower agrees that :

Amended and Restated Loan Agreement – Page 9

Section 7.1

Reporting Requirements.     Borrower will deliver to Lender each of the financial statements, reports and other items set forth on Schedule 7.1 at the times specified therein.

Section 7.2

Guarantor Reports.     Borrower will cause each Guarantor to deliver its financial statements at the time when Borrower provides its audited financial statements to Lender, but only to the extent such Guarantor’s financial statements are not consolidated with Borrower’s financial statements.

Section 7.3

Maintenance of Existence: Conduct of Business.     Each Related party will preserve and maintain its existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. Each Related Party will conduct its business in an orderly and efficient manner in accordance with good business practices. Without limitation, no Related Party will make any material change in its credit collection policies if such change would materially impair the collectibility of any Account, nor will it rescind, cancel or modify any Account except in the ordinary course of business.

Section 7.4

Maintenance of Properties.     Each Related Party will maintain, keep, and preserve all of its Property (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition.

Section 7.5

Taxes and Claims.     Each Related party will payor discharge before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that no Related Party shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

Section 7.6

Insurance.

(a)

At the expense of the Related Parties, each Related Party will maintain insurance respecting its assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Each Related Party also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Each Related Party shall deliver copies of all such policies to Lender with an endorsement naming Lender as the sole loss payee (under a satisfactory lender’s loss payable endorsement) or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

(b)

Borrower shall give Lender prompt notice of any loss exceeding $10,000.00 covered by such insurance. So long as no Event of Default has occurred and is continuing, Borrower shall have the exclusive right to adjust any losses payable under any such insurance policies which are less than $50,000.00. Following the occurrence and during the continuation of an Event of Default, or in the case of any losses payable under such insurance exceeding $50,000.00, Lender shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Lender to be applied at the option of Lender either to the prepayment of the Obligations or shall be disbursed to Borrower under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations; provided, however, that, with respect to any such monies in an aggregate amount during any 12 consecutive month period not in excess of $50,000.00, so long as (A) no Default or Event of Default shall have occurred and is continuing, (B) Borrower shall have given Lender prior written notice of its intention to apply such monies to the costs of repairs, replacement, or restoration of the property which is the subject of the loss, destruction, or taking by condemnation, (C) the monies are held in a cash collateral account in which Lender has a perfected first-priority security interest, and (D) Borrower completes, or causes the

Amended and Restated Loan Agreement – Page 10

completion of, such repairs, replacements, or restoration within 180 days after the initial receipt of such monies, Borrower shall have the option to apply such monies to the costs of repairs, replacement, or restoration of the property which is the subject of the loss, destruction, or taking by condemnation unless and to the extent that such applicable period shall have expired without such repairs, replacements, or restoration being made, in which case, any amounts remaining in the cash collateral account shall be paid to Lender and applied as set forth above.

Section 7.7

Inspection Rights.     At any reasonable time and from time to time, each Related Party will permit representatives of Lender to examine the Collateral and to examine, copy, and make extracts from its books and records, to visit and inspect its Property, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants. Borrower shall permit representatives of Lender at the expense of Borrower to inspect and conduct audits of all of Borrower’s Property (including Accounts and Inventory), books and records; provided that, so long as no Event of Default has occurred and is continuing, Borrower shall only be obligated to pay the expenses associated with one field audit by Lender or its representatives annually.

Section 7.8

Keeping Books and Records.     Each Related Party will maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

Section 7.9

Compliance with Laws.     Each Related Party will comply, in all material respects. with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.

Section 7.10

Compliance with Agreements.     Each Related Party will comply, in all material respects, with all agreements, contracts. and instruments binding on it or affecting its Property or business.

Section 7.11

Further Assurances.     Each Related Party will execute and deliver such further agreements and instruments and take such further action as may be requested by Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of Lender in the Collateral.

Section 7.12

ERISA.     Each Related Party will comply with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

Section 7.13

Environmental.     Each Related Party will keep any Property either owned or operated by it free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Related Party and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 5 days of its receipt thereof, provide Lender with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Related Party, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Related Party. and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to have a Material Adverse Change.

ARTICLE VIII

NEGATIVE COVENANTS

So long as the Obligations or any part thereof are outstanding or Lender has any obligation to extend credit hereunder, unless Lender otherwise consents in writing, Borrower agrees that:

Section 8.1

Debt.     No Related Party will incur, create, assume, or permit to exist any Debt, except:

(a)

Debt to Lender; and

Amended and Restated Loan Agreement – Page 11

(b) existing Debt disclosed in the Initial Financial Statement.

Section 8.2

Limitation on Liens.    No Related Party will incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except Permitted Liens.

Section 8.3

Mergers, Consolidations. Etc.     No Related Party will (a) amend its Constituent Documents or otherwise change its corporate name or structure, (b) form a subsidiary company, (c) consolidate with or merge into, or acquire any Person, (d) permit any Person to consolidate with or merge into, or acquire any Related Party, (e) acquire any shares or other evidence of any ownership or beneficial interest of any Person, or (f) acquire all or substantially all of the assets and business of any Person or any division of any Person.

Section 8.4

Restricted Payments.     No Related party will declare or pay any dividends or make any other payment or distribution (in cash, property, or obligations) on account of its equity interests, or redeem, purchase, retire, or otherwise acquire any of its equity interests or purchase or otherwise acquire any equity interest of any other Related Party or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its equity interests or for any redemption, purchase, retirement, or other acquisition of any of its equity interests.

Section 8.5

Loans and Investments.     No Related Party will make or permit to remain outstanding any loans or advances to or investments in, any Person, except:

(a)

loans, advances and investments existing on the date of this Agreement which are reflected in the Initial Financial Statements;

(b)

readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

(c)

fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of$50,000,000.00; and

(d)

commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor’s Corporation or Moody’s Investors Service.

Section 8.6

Limitation on Issuance of Equity.     No Related Party will at any time issue, sell, assign, or otherwise dispose of (a) any of its equity interests, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its equity interests, or (c) any option, warrant, or other right to acquire any of its equity interests.

Section 8.7

Transactions With Affiliates.     No Related party will enter into any transaction, including. without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Related Parties, except in the ordinary course of and pursuant to the reasonable requirements of the Related Parties’ business and upon fair and reasonable terms no less favorable to the Related Parties than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of the Related Parties’.

Section 8.8

Disposition of Assets.     No Related Party will sell, lease, assign, transfer, or otherwise dispose of any of its assets except (a) dispositions of inventory in the ordinary course of business or (b) dispositions, for fair value, of worn-out and obsolete equipment not necessary or useful to the conduct of business.

Section 8.9

Sale and Leaseback.     No Related Party will enter into any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

Section 8.10

Prepayment of Debt.     No Related Party will prepay any Debt, except the Obligations.

Amended and Restated Loan Agreement – Page 12

Section 8.11

Nature of Business.     No Related party will engage in any business other than the business in which it is engaged as of the date hereof:

Section 8.12

Environmental Protection.     No Related Party will (a) use (or permit any tenant to use) any of its properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d) otherwise conduct any activity or use any of its properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which any of the Related Parties would be responsible.

Section 8.13

Accounting.     No Related Party wilt change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to Lender, or (b) in tax reporting treatment, except as required by law and disclosed to Lender.

Section 8.14

No Negative Pledge.     No Related Party will enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any Loan Document, which directly or indirectly prohibits any Related Party from creating or incurring a Lien on any of its assets.

Section 8.15

Anti-Terrorism and Anti-Money Laundering Provisions.     No Related Party will take any action or engage in any activity of any nature whatsoever that would or could result in any Related Party or any of its Affiliates being (a) listed on the Specially Designated Nationals and Blocked Person List maintained by OFAC or any other similar lists maintained by OFAC or any other Governmental Authority pursuant to any authorizing statute, Executive Order or regulation; or (b) 8 Person designated under Section l(b), (c) or (d) of Executive Order No. 13224 (September 23,2001), any related enabling legislation, or any other similar Executive Orders. Each Related Party shall comply with the applicable provisions of the BSA and all other laws, regulations, and government guidance relating to the prevention and detection of money laundering violations or terrorist activities or threats.

Section 8.16

Officer and Director Compensation.     No Related party will pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation.

Section 8.17

Contingent Liabilities.     No Related party will assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person (other than Borrower) except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

Section 8.18

Leases.     No Related Party will become a party to any lease (other than leases in full force and effect as of the date of this Agreement) without the prior written consent of Lender.

ARTICLE IX

FINANCIAL COVENANTS

So long as the Obligations or any part thereof are outstanding or Lender has any obligation to extend credit hereunder, unless Lender otherwise consents in writing, Borrower agrees that:

Section 9.1

Debt Service Coverage Ratio.     Costar will at all times maintain, on a rolling four quarter basis, a Debt Service Coverage Ratio of not less than 125 to 1.00. to 1.0.

Section 9.2

Leverage Ratio.     Costar will at all times maintain a Leverage Ratio of not more than 3.0 to 1.0

Section 9.3

Quick Ratio.     Parent will at all times maintain a Quick Ratio of not less than 1.0 to 1.0.

Section 9.4

Capital Expenditures.     Borrower will not permit the Capital Expenditures and operating tease expense of the Related Parties to exceed $100,000.00, in the aggregate, during any fiscal year.

Amended and Restated Loan Agreement – Page 13

ARTICLE X

DEFAULT

Section 10.1

Events of Default.     Each of the following shall be deemed an “Event of Default”:

(a)

Borrower shall fail to pay the Obligations or any part thereof shall not be paid within three days of when due or declared due.

(b)

Borrower shall fail to provide to Lender timely any notice of Default as required by Section 7.1 of this Agreement or Borrower shall breach any provision of Article VIII or Article IX of this Agreement.

(c)

Any representation or warranty made or deemed made by any Related party (or any of its officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

(d)

Any Related party shall fail to perform. observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document (other than as covered by Section 1O.1(a) and (b) above), and such failure continues for more than 15 days following the date such failure first began.

(e)

Any Related Party shall commence a voluntary proceeding seeking liquidation, reorganization. or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

(f)

Any Related party shall fail to pay when due any principal of or interest on any Debt (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or. with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

(g)

This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Related Party or any of its shareholders, or any Related Party shall deny that it has any further liability or obligation under any of the Loan Documents. or any lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

(h)

Any of the following events shall occur or exist with respect to any Related party or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or 1he institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition. together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Lender subject any Related Party to any tax, Penalty, or other liability to a Plan, a Multiemployer Plan. The

Amended and Restated Loan Agreement – Page 14

PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $50,000.00.

(i)

Any Related Party, or any of its properties, revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged within thirty (30) days from the date of entry thereof.

(j)

Any of the record or beneficial ownership of Costar or Sielox, LLC shall have been transferred, assigned or hypothecated to any Person, when compared to such ownership as of the date of this Agreement.

(k)

An involuntary proceeding shall be commenced against any Related Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days.

(l)

Any Related party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of$50,000.00 against any of its assets or properties.

(m)

A final judgment or judgments for the payment of money in excess of $50,000.00 in the aggregate shall be rendered by a court or courts against any Related Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the relevant Related Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal

(n)

Any substantial impairment of value, loss, damage or destruction (not covered by insurance) of the Collateral occurs.

Section 10.2

Remedies Upon Default.     If any Event of ~fau1t shall occur and be continuing, Lender may without notice terminate its obligation to extend credit hereunder and declare the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default under Section 10.1(e) or Section 10.1(k) Lender’s obligation to extend credit hereunder shall automatically terminate, and the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower. If any Event of Default shall occur and be continuing, Lender may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.

Section 10.3

Performance by Lender.     If any Related Party shall fail to perform any covenant or agreement contained in any of the Loan Documents, Lender may perform or attempt to perform such covenant or agreement on behalf of such Related Party. In such event, Borrower shall, at the request of Lender, promptly pay any amount expended by Lender in connection with such performance or attempted performance to Lender, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any obligation of the any Related Party under this Agreement or any other Loan Document.

ARTICLE XI

MISCELLANEOUS

Amended and Restated Loan Agreement – Page 15

Section 11.1

Expenses.     Borrower hereby agrees to pay on demand: (a) all costs and expenses of Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel, advisors, consultants, and auditors for Lender, (b) all costs and expenses of Lender in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of legal counsel, advisors, consultants, and auditors for Lender, (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by this Agreement or any other Loan Document, and (e) all other costs and expenses incurred by Lender in connection with this Agreement or any other Loan Document, any litigation, dispute, suit, proceeding or action; the enforcement of its rights and remedies, protection of its interests in bankruptcy, insolvency or other legal proceedings, including, without limitation, all costs, expenses, and other charges (including Lender’s internal charges) incurred in connection with evaluating, observing, collecting, examining, auditing, appraising, selling, liquidating, or otherwise disposing of the Collateral or other assets of Borrower.

Section 11.2

INDEMNIFICATION.     BORROWER SHALL INDEMNIFY LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, UABILITIES, CLAIMS, DAMAGES, PENALTIES, IDDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING AITORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY BORROWER OR ANY RELATED PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE WAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OFANY RELATED PARTY, (E) THE USE OR PROPOSED USE OF ANY LETTER OF CREDIT, (F) ANY AND ALL TAXES, LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON THE LENDER OR ANY OF THE LENDER’S CORRESPONDENTS IN RESPECT OF ANY LEITER OF CREDIT, OR (G) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF TIIE FOREGOING. WITIIOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATIORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE CONTRIBUTORY OR ORDINARY NEGLIGENCE OF SUCH PERSON.

Section 11.3

Limitation of Liability.     Neither Lender nor any Affiliate, officer, director, employee,  attorney, or agent of Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Lender or any of Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

Section 11.4

No Duty.     All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty .of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Related Party or any Related Party’s shareholders or any other Person.

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Section 11.5

Lender Not Fiduciary.     The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

Section 11.6

Equitable Relief.     Borrower recognizes that in the event Borrower 1ili1s to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Lender. Borrower therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 11.7

No Waiver, Cumulative Remedies.     No failure on the part of Lender to exercise and no delay in exercising, and no cOlU’5e of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

Section 11.8

Successors and Assigns.     This Agreement is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

Section 11.9

Survival.     All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrower hereunder, the obligations of Borrower under Sections 11.1, and 11.2 shall survive repayment of the Notes and termination of the Lender’s obligation to extend credit hereunder.

Section 11.10

ENTIRE AGREEMENT: AMENDMENT.     THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRTITEN OR ORAL, RELATING TO THE SUBJECT MATIER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR. CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO, THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement and the other Loan Documents to which Borrower is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 11.11

Notices.     Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or subject to the last sentence hereof electronic mail address specified for notices on the signature page hereof or to such other address as shall be designated by such party in a notice to the other parties. All such other notices and other communications shall be deemed to have been given or made upon the earliest to occur of (i) actual receipt by the intended recipient or (ii) (A) if delivered by band or comer; (B) if delivered by mail, four business days after deposit in the mail, postage prepaid; (C) if delivered by facsimile when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of the last sentence below) when delivered; provided, however, that notices and other communications pursuant to Article II shall not be effective until actually received by Lender. Electronic mail and intranet websites may be used only to distribute only routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

Section 11.12

Governing Law: Venue; Service of Process.     This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Dallas County, Texas, and it shall be performable for all purposes in Dallas County, Texas. Any action or proceeding against Borrower under or in connection with any of the Loan Documents

Amended and Restated Loan Agreement – Page 17

may be brought in any state or federal court in Dallas County, Texas. Borrower hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 11.11. Nothing herein or in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Borrower or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by any Related Party against Lender shall be brought only in a court located in Dallas County, Texas.

Section 11.13

Counterparts.     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an executed original counterpart and shall constitute a covenant to deliver an executed original counterpart, but the failure to do so shall not affect the validity, enforceability and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

Section 11.14

Severability.     Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

Section 11.15

Headings.     The headings. captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement

Section 11.16

Participations; Etc.     Lender shall have the right at any time and from time to time to grant participations in, and sell and transfer. the Obligations and any Loan Documents. Each actual or proposed participant or assignee, as the case may be, shall be entitled to receive all information received by Lender regarding the Related Parties, including, without limitation, information required to be disclosed to a participant or assignee pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the actual or proposed participant or assignee is subject to the circular or not).

Section 11.17

Construction.     Borrower and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender.

Section 11.18

Independence of Covenants.     All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such. action is taken or such condition exists.

Section 11.19

WAIVER OF JURY TRIAL.     TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

Section 11.20

Additional Interest Provision.     It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the indebtedness evidenced by any Notes, any Loan Document, and the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to any Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted

Amended and Restated Loan Agreement – Page 18

for, charged, taken, reserved or received by reason of Lender’s exercise of the option to accelerate the maturity of any Note and/or any and all indebtedness paid or payable by Borrower to Lender pursuant to any Loan Document other than any Note (such other indebtedness being referred to in this Section as the “Related Indebtedness”), or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of any Note and/or the Related Indebtedness, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of any Note and/or the Related Indebtedness (or, if any Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of any Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution o( any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if any Note has been paid in full before the end of the stated term of any such Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against such Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note to which the alleged violation relates and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by any Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of such Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of any Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to such Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Notes and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of1he other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

Section 11.21

Costar as Agent for Borrower.     Each Borrower hereby irrevocably appoints Costar as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Lender shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Lender with all notices wi1h respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and issuance of Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. Each Borrower hereby jointly and severally agrees to indemnify Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against Lender by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) Lender’s relying on any instructions of the Administrative Borrower, or (b) any other action taken by Lender hereunder or under the other Loan Documents.

Section 11.22

Ceiling Election.      To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on any Note and/or any other portion of the Obligations, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federa11aw permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

Amended and Restated Loan Agreement – Page 19

Section 11.23

Amendment and Restatement.     This Agreement amends and restates the Original Loan Agreement in its entirety. The execution of this Agreement does not extinguish the indebtedness, liabilities and obligations of Borrower outstanding in connection with the Original Loan Agreement, as amended hereby, or the Loan Documents, as amended, nor does it constitute a novation with respect to such indebtedness. liabilities and obligations. Borrower ratifies and confirms that the Original Loan Agreement, as amended hereby, and the other Loan Documents are and remain in full force and effect in accordance with their respective terms, that the Collateral and Lender’s first priority lien and security interest therein are unimpaired by this amendment and restatement and that the liens, security interests and other security and Collateral held by Lender are valid and subsisting and are hereby affirmed, renewed, extended, carried forward and regranted to secure any and all indebtedness incurred by Borrower to Lender pursuant to the Original Loan Agreement, as amended hereby. Any reference in any of the Loan Documents to the “Loan Agreement” shall be deemed to be references to the Original Loan Agreement as amended through the date hereof. Borrower has no right of offset, defense or counterclaim to the payment and performance of its obligations under the Original Loan Agreement, as amended hereby, and the other Loan Documents, or to the enforcement by Lender of any right or remedy available to it

[Remainder of page intentionally left blank]

Amended and Restated Loan Agreement – Page 20

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Address for Notices:		BORROWER:

2720 Commodore Dr.		COSTAR VIDEO SYSTEMS, LLC,
Suite 150		a Delaware limited liability company
Carrollton, Texas 75007
Attention: President		By:	Sielox, Inc.
Phone:			a Delaware Corporation,
Fax:			its sole Member
Email:

		By:	/s/ Sebastian E. Cassetta, President
Sebastian E. Cassetta, President

Address for Notices:		SIELOX, LLC,
a Delaware limited liability company
170 East 9th Ave.
Runnemede, NJ 08078		By:	L Q Corporation, Inc.
Attention: President			a Delaware Corporation,
Phone:			its sole Managing Member and
Fax:			its sole Member
Email:

		By:	/s/ Sebastian E. Cassetta, President
		Name:	Sebastian E. Cassetta, President
		Title:	President, CEO

Address for Notices:		SIELOX, INC..
a Delaware Corporation,
170 East 9th Ave.
Runnemede, NJ 08078
Attention: President		By:	/s/ Sebastian E. Cassetta, President
Phone:			Sebastian E. Cassetta, President
Fax:
Email:

Address for Notices:		LENDER:

333 W. Campbell Road		BANK OF TEXAS, N.A.,
Richardson, Texas 75080		a national banking association
Attn:	Jason R. Hammons, Vice President
Phone:	(214) 575-1901
Fax:	(214) 677-6745	By:	/s/ Jason R. Hammons, Vice President
Email:	jhammons@bankoftexas.com	Jason R. Hammons, Vice President

Amended and Restated Loan Agreement – Signature Page

INDEX TO EXHIBITS

Exhibit	Description

A	Request for Revolving Credit Advance
B	Borrowing Base Report
C	Compliance Certificate

INDEX TO SCHEDULES

Schedule	Description

1.1	Definitions
5.1	Initial Extension of Credit
6.13	Subsidiaries
6.19	Intellectual Property
6.21	State of Organization, Etc.
7.1	Reporting Requirements

Amended and Restated Loan Agreement

SCHEDULE 1.1

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Account” means an account (as that term is defined in the Use).

“Account Debtor” means any Person who is obligated on an Account.

“Administrative Borrower” has the meaning assigned that term in Section 11.21.

“Advance” has the meaning specified therefore in Section 2.1 (a).

“Advance Request Form” means a certificate, substantially in the form of Exhibit A attached hereto, properly completed and signed by Administrative Borrower requesting an Advance.

“Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall Lender be deemed an Affiliate of Borrower or any of its Subsidiaries or Affiliates.

“Agreement” has the meaning set forth in the Introductory Paragraph hereto, as the same may, from time to time, be amended, modified, restated, renewed, waived, supplemented, or otherwise changed, and includes all schedules, exhibits and appendices attached or otherwise identified therewith.

“Borrower” means, collectively, the Persons identified as such in the Introductory Paragraph hereof: and each of their successors and assigns.

“Borrowing Base” means, at any time, an amount equal to the sum of(a) eighty percent (80%) of the value of Eligible Accounts, plus (b) fifty percent (50%) of the value of Eligible Inventory provided, however, that for purposes of calculating the amounts to be advanced against the Borrowing Base, the amount of Eligible Inventory included in the Borrowing Base shall not exceed fifty percent (50%) of the aggregate Borrowing Base that would otherwise be available.

“Borrowing Base Report” means a report in the form of report attached hereto as Exhibit B, appropriately completed, together with the following attachments: (a) detailed aged schedule of all Eligible Accounts, as of the date specified in the report, listing the face amount and date of invoices of each Eligible Account and the name and address of each Account Debtor (and upon request by Lender, copies of invoices, credit reports and any other matters and information relating to Eligible Accounts), and (b) a schedule of Eligible Inventory, setting forth the locations of Eligible Inventory including Eligible Inventory not in the possession of Borrower and the names of Persons in possession of the Eligible Inventory.

“BSA” has the meaning set forth in Section 6.25 of this Agreement.

“Business Day” has the meaning assigned to it in the Notes.

“Capital Expenditure” shall mean any expenditure by a Person for (a) an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classified in relevant financial statements of such Person as equipment, real property, a fixed asset or a similar type of capitalized asset in

Amended and Restated Loan Agreement – Schedule 1.1

accordance with GAAP or (b) an asset relating to or acquired in connection with an acquired business, and any and all acquisition costs related to (a) or (b) above.

“Capitalized Lease Obligation” shall mean the amount of Debt under a lease of Property by a Person that would be shown as a liability on a balance sheet of such Person prepared for financial reporting purposes in accordance with GAAP.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

“Collateral” bas the meaning for such term set forth in Section 4.1 of this Agreement

“Commitment Fee” means $2,500.00.

“Compliance Certificate” means a certificate, substantially in the form of Exhibit C attached hereto, prepared by and executed by the chief financial officer or controller of Administrative Borrower.

“Constituent Documents” means (i) in the case of a corporation, its articles or certificate of incorporation and bylaws; (ii) in the case of a general partnership, its partnership agreement; (iii) in the case of a limited partnership, its certificate of limited partnership and partnership agreement; (iv) in the case of a trust, its trust agreement; (v) in the case of a joint venture, its joint venture agreement; (vi) in the case of a limited liability company, its articles of organization and operating agreement or regulations; and (vii) in the case of any other entity, its organizational and governance documents and agreements.

“Current Liabilities” means, with respect to any Person and as of the date of calculation, all Liabilities of such Person that, in conformity with GAAP, would be included as current Liabilities on a consolidated balance sheet of such Person.

“Current Maturities of Long-Term Indebtedness” shall mean, in respect of any Person and as of any applicable date of determination thereof, that portion of Long-Term Indebtedness of such Person that should be classified as current in accordance with GAAP.

“Debt” means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days, (d) all Capital Lease Obligations of such Person, (e) all Debt or other obligations of others Guaranteed by such Person, (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (g) any other obligation for borrowed money or other financial accommodations which in accordance with GAAP would be shown as a liability on the balance sheet of such Person, (h) any repurchase obligation or liability of a Person with respect to accounts, chattel paper or notes receivable sold by such Person, (i) any liability under a sale and leaseback transaction that is not a Capital Lease Obligation, (j) any obligation under any so called “synthetic leases”, (k) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of a Person, (1) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments, and (m) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

“Debt Service Coverage Ratio” means, for any Person and for any period of determination, the ratio, computed on a rolling four quarter basis, of (a) EBlTDA of such Person, minus distributions, dividends and non financed Capital Expenditures of such Person to (b) the sum, for such Person, of(i) Interest Expense and (ii) Current Maturities of Long-Term Indebtedness.

Amended and Restated Loan Agreement – Schedule 1.1

“Default” means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

“Default Rate” has the meaning assigned to it in the Notes.

“Dollars” and “$” each mean lawful money of the United States of America.

“EBITDA” means, for any period, Net Income for such period, plus the following to the extent reflected as an expense in the determination of Net Income: (a) Interest Expense, (b) Tax Expense, and (c) depreciation and amortization of tangible and intangible assets, determined in accordance with GAAP.

“Eligible Accounts” means those Accounts created by each of Costar and Sielox, LLC in the ordinary course of its business, that arise out of Borrower’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Lender in its reasonable discretion to address the results of any audit performed by Lender from time to time after the date of this Agreement. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:

(a)

Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or Accounts with selling terms of more than 90 days,

(b)

Accounts owed by an Account Debtor (or its Affiliates) where 10% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

(c)

Accounts with respect to which the Account Debtor is an Affiliate of Borrower or an employee or agent of Borrower or any Affiliate of Borrower,

(d)

Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

(e)

Accounts that are not payable in Dollars,

(f)

Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Lender,

(g)

Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the reasonable satisfaction of Lender, with the Assignment of Claims Act, 31 USC § 3727), or (ii) any state of the United States,

(h)

Accounts with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute,

(i)

Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 20% {such percentage, as applied to a particular Account Debtor, being subject to reduction by

Amended and Restated Loan Agreement – Schedule 1.1

Lender in its discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage,

(j) Accounts with respect to which the Account Debtor is subject to any bankruptcy or insolvency proceeding. is Dot Solvent, has gone out of business, or as to which Borrower has received notice of an imminent bankruptcy or insolvency proceeding or a material impairment of the financial condition of such Account Debtor,

(k) Accounts with respect to which the Account Debtor is located in a state or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that Borrower may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost Accounts that are not payable in Dollars, or penalty viewed by Lender to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,

(l) Accounts, the collection of which, Lender, in its reasonable discretion, believes to be doubtful by reason of the Account Debtor’s financial condition,

(m) Accounts that are not subject to a valid and perfected first priority Lender’s Lien,

(n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

(o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services.

“Eligible Inventory” means Inventory of each of Costar and Sielox, LLC consisting of first quality finished goods held for sale in the ordinary course of the business of Costar and Sielox, LLC, that complies with each of the representations and warranties respecting Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Lender in Lender’s discretion to address the results of any audit or appraisal performed by Lender from time to time after the date of this Agreement In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrower’s historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

(a) Either Costar or Sielox, LLC does not have good, valid, and marketable title thereto,

(b) it is not located at one of the locations in the continental United States set forth in the Security Agreement (or in-transit from one such location to another such location),

(c) it is located on real property leased by Borrower or in a contract warehouse, in each case, unless it is subject to a landlord waiver, bailee letter, or acknowledgment agreement executed by the lessor or warehouseman, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

(d) it is not subject to a valid and perfected first priority Lender’s Lien,

(e) it consists of goods returned or rejected by Borrower’s customers, or

Amended and Restated Loan Agreement – Schedule 1.1

(f)

it consists of goods that are obsolete or slow moving, restrictive or custom items, work-in- process, raw materials, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrower’s business, bill and hold goods, defective goods, “seconds,” or Inventory acquired on consignment.

“Environmental Actions” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Related Party, or any of its predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Related Party, or any of its predecessors in interest.

“Environmental Laws” means any and all federal, state, and local laws, regulations, judicial decisions, orders, decrees, plans, rules, permits, licenses, and other governmental restrictions and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976,42 U.S.C. § 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., as the same may be amended or supplemented from time to time.

“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

“ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower or is under common control (within the meaning of Section 414(c) of the Code) with Borrower.

“Event of Default” has the meaning specified in Section 10.1.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means any nation or government, any state or political subdivision thereof and any entity exercising executive. legislative, judicial, regulatory, or administrative functions of or pertaining to government

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person as well as any obligation or liability, direct

Amended and Restated Loan Agreement – Schedule 1.1

or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or liability (whether arising by virtue of partnership arrangements. by agreement to keep-well, to purchase assets, goods, securities or services, to operate Property, to take-or-pay, or to maintain net worth or working capital or other financial statement conditions or otherwise) or (b) entered into for the purpose of indemnifying or assuring in any other manner the obligee of such Debt or other obligation or liability of the payment thereof or to protect the obligee against loss in respect 1hereof(in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means any Person who from time to time guarantees all or any part of the Obligations, including without limitation L Q Corporation, Inc., a Delaware corporation and wholly-owned subsidiary of Parent, and Video Solutions Technology Center, LLC, a Delaware limited liability company and wholly-owned subsidiary of Costar.

“Guaranty” means a written guaranty of each Guarantor in favor of Lender, in form and substance satisfactory to Lender, as the same may be amended, modified, restated, renewed, replaced, extended, supplemented or otherwise changed from time to time.

“Hazardous Material” means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

“Initial Financial Statements” means the financial statements of the Related Parties described or referred to in Section 6.2.

“Interest Expense” means, for any Person and for any period, the interest expense (net of interest income) for such period determined in conformity with GAAP.

“Inventory” means inventory (as that term is defined in the UCC).

“Letter of Credit” means any letter of credit issued by Lender for the account of or at the direction of Borrower pursuant to Article II of this Agreement

“Letter of Credit Liabilities” means, at any time, the aggregate face amounts of all outstanding Letters of Credit. plus any amounts drawn under any Letters of Credit for which Lender has not been fully reimbursed by Borrower (unless Lender, in its sole discretion, has cleared the drawn amount by means of an Advance under the Revolving Credit Note, in which case the drawn amount would not constitute a Letter of Credit Liability).

“Letter of Credit Request Form or Application” means a certificate or agreement, in a form acceptable to Lender, properly completed and signed by Administrative Borrower requesting issuance of a Letter of Credit and containing provisions for fees for the issuance of Letters of Credit, repayment of drawn letters of credit, the interest rate applicable to drawn and unpaid Letters of Credit, and such other matters as Lender may require.

“Leverage Ratio” means, for any Person and as of the date of calculation, the ratio of (a) Debt of such Person to (b) Tangible Net Worth of such Person.

“Liabilities” means, with respect to a Person, at any particular time, all amounts which, in conformity with GAAP, would be included as liabilities on a consolidated balance sheet of such Person.

“Lien” means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

Amended and Restated Loan Agreement – Schedule 1.1

“Liquidity” means, with respect to a Person, the sum of such Person’s total assets that are cash and cash equivalents that are not pledged, hypothecated, subject to rights of offset or otherwise restricted, as determined by Lender.

“Loan Documents” means this Agreement and all promissory notes, security agreements, deeds of trust, assignments, letters of credit, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, restated, extended, supplemented, replaced, consolidated, substituted, or otherwise changed from time to time.

“Long-Term Indebtedness” shall mean, for any Person and as of any applicable date of determination thereof, all Debt of such Person which should be classified as “funded indebtedness” or “long term indebtedness” on a consolidated balance sheet of the Related Parties as of such date in accordance with GAAP and Long-Term Indebtedness includes Capitalized Lease Obligations.

“Material Adverse Effect” means any set of circumstances or events which (a) is or could reasonably be expected to be material and adverse to the business, condition (financial or otherwise), operations, Property, prospects or profits of any Related Party, (b) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any of the other Loan Documents, (c) materially impairs or could reasonably be expected to materially impair the ability of any Related Party to pay or perform any of the Obligations under any of the Loan Documents to which it is a party, (d) impairs or could reasonably be expected to impair the ability of Lender to enforce its legal rights and remedies under this Agreement or any of the other Loan Documents, or (e) impairs or could reasonably be expected to impair the priority of the Liens under any of the Loan Documents or the value of the Collateral.

“Maximum Lawful Rate” means, at any time, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Lender in accordance with applicable Texas law (or applicable United States federal law to the extent that such law permits Lender to charge, contract for, receive or reserve a greater amount of interest than under Texas law). The Maximum Lawful Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Lawful Rate resulting from a change in the Maximum Lawful Rate shall take effect without notice to Borrower at the time of such change in the Maximum Lawful Rate.

“Maximum Revolver Amount” means $5,000,000.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

“Net Income” means, for any Person and for any period, the net income or net loss for such period of such Person, on a consolidated basis, determined in conformity with GAAP.

“Notes” means the Revolving Credit Note, as the same may be amended, renewed, replaced, extended, supplemented, consolidated, restated, modified, otherwise changed and/or increased from time to time.

“Obligations” means all obligations, indebtedness, and liabilities of Borrower, and each of the other Related Parties to Lender or Affiliates of Lender, or both, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities under this Agreement, any Swap Contract, the other Loan Documents (including, without limitation, all Letter of Credit Liabilities), any cash management or treasury services agreements and all interest accruing thereon (whether a claim for post-filing or post-petition interest is allowed in any insolvency, reorganization or similar proceeding) and all attorneys’ fees and other expenses incurred in the enforcement or collection thereof.

“OFAC” has the meaning set forth in Section 6.25 of this Agreement.

Amended and Restated Loan Agreement – Schedule 1.1

“PBGC” means the Pension Benefit Guaranty Corporation O£ any entity succeeding to all or any of its functions under ERISA.

“Permitted Liens” means (a) Liens in favor of Lender, (b) Liens for taxes, assessments and other governmental charges arising by law in the ordinary course of business for sums which are not yet due and payable, (c) Liens of mechanics, materialmen, warehousemen and other like Persons arising by law in the ordinary course of business for sums which are not yet due and payable, (d) Liens not delinquent created by statute in connection with worker’s compensation, unemployment insurance and social security obligations, and (e) encumbrances consisting of minor irregularities, easements, zoning restrictions or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of any Related party to use such assets in its business.

“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.

“Plan” means any employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

“Principal Office” means the principal office of Lender, presently located at 333 W. Campbell Road, Richardson, Texas 75080.

“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or any other assets owned, operated or leased by such Person.

“Quick Ratio” means, for any Person and as of any date of determination, a ratio of such Person’s Liquidity to such Person’s current Liabilities.

“Related Indebtedness” has the meaning set forth in Section 11.20 of this Agreement.

“Related Party” means any of Borrower, any Guarantor and any Subsidiaries of Borrower.

“Related Parties” means, collectively, all said Persons.

“Release” means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property.

“Remedial Action” means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

“Reportable Event” means any of the events set forth in Section 4043 of ERISA.

“Revolving Credit Note” means the promissory note, dated on or about August 16, 2008, in the original principal amount of$4,000,000.00, executed by Costar and payable to the order of Lender, as amended and restated by that certain Amended and Restated Promissory Note, dated on or about the date hereof, in the original principal amount of $5,000,000.00, executed by Borrower and payable to the order of Lender, together with all amendments, extensions, renewals, replacements, increases, and modifications thereof.

Amended and Restated Loan Agreement – Schedule 1.1

“Security Agreement” means the Commercial Security Agreement dated on or about August 16, 2007, executed by Costar in favor of Lender, as ratified, renewed, amended and restated by that certain Amended and Restated Security Agreement dated of even date herewith executed by Borrower in favor of Lender, as the same may be amended, restated, supplemented or modified from time to time

“Security Documents” means each and every Security Agreement, Guaranty, pledge, mortgage, deed of trust or other collateral security agreement required by or delivered to Lender from time to time to secure the Obligations or any portion thereof.

“Solvent” means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person’s assets is greater than all of such Person’s debt

“Subordinated Debt” means any Debt of Borrower (other than the Obligations) that has been subordinated to the Obligations by written agreement, in form and content satisfactory to Lender.

“Subsidiary” means (a) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Borrower or one or more of the Subsidiaries or by Borrower and one or more of the Subsidiaries; and (b) any other entity (i) of which at least a majority of the ownership, equity or voting interest is at the time directly or indirectly owned or controlled by one or more of Borrower and the Subsidiaries and (ii) which is treated as a subsidiary in accordance with GAAP.

“Swap Contract” means any agreement (including related confirmations and schedules) between Borrower and Lender or any Affiliate of Lender now existing or hereafter entered into which is, or relates to, a rate swap, basis swap, forward rate transaction, cap transaction, floor transaction. collar transaction or any other similar transactions (including any option with respect to any of these transactions) or any combination thereof.

“Tangible Net Worth” means, for any Person and at the time of calculation, all amounts which, in conformity with GAAP, would be included as shareholder equity on a consolidated balance sheet of such Person; provided, however, there is excluded therefrom: (a) any note receivable or account receivable from any Related Party or from any director, officer, employee or shareholder of any Related Party, (b) any amount attributable to treasury shares, (c) goodwill, including any amounts however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (d) patents, trademarks, trade names and copyrights, and (e) all other assets which are properly classified as intangible assets.

“Tax Expense” means, for any period, charges for taxes accrued during such period, determined in conformity with GAAP.

“Termination Date” means 11:00 a.m. Dallas, Texas time on December 8, 2009, or such earlier date on which the commitment terminates as provided in this Agreement

“UCC” means the Chapters 1 through 11 of the Texas Business and Commerce Code, as amended from time to time.

Amended and Restated Loan Agreement – Schedule 1.1

SCHEDULE 5.1

INITIAL EXTENSION OF CREDIT

The obligation of Lender to makes its initial extension of credit provided for in and after the date of the Agreement is subject to the condition precedent that Lender shall have received all of the following, in form, scope, and substance satisfactory to Lender:

(a)

Resolutions.     Resolutions of the Board of Directors (or other governing body) of each Related Party certified by its Secretary or an Assistant Secretary (or other custodian of records) which authorize the execution, delivery, and performance by each Related Party of this Agreement and the other Loan Documents to which it is or is to be a party;

(b)

Incumbency Certificate.     A certificate of incumbency certified by an authorized officer or representative of each Related Party certifying the names of the individuals or other Persons authorized to sign this Agreement and each of the other Loan Documents to which the Related Party is or is to be a party (including the certificates contemplated herein) on behalf of the Related Party together with specimen signatures of such Persons;

(c)

Constituent Documents.     The Constituent Documents for each Related Party as of a date acceptable to Lender;

(d)

Governmental Certificates.     Certificates of the appropriate government officials of the state of incorporation or organization of each Related Party as to the existence and good standing of each Related Party, each dated within ten (l0) days prior to the date of the initial Advance or Letter of Credit;

(e)

Notes.     The Notes dated of even date with the Agreement executed by Borrower;

(f)

Security Documents.     The Security Documents dated of even date with the Agreement executed by each Related Party thereto;

(g)

Financing Statements.     Uniform Commercial Code financing statements covering such Collateral as Lender may request;

(h)

Guaranty.     A Guaranty Agreement executed by each of L Q Corporation, Inc” a Delaware corporation and wholly owned subsidiary of Parent, and Video Solutions Technology Center, LLC, a Delaware limited liability company and wholly owned subsidiary of Costar;

(i)

Life Insurance Policies.     Intentionally deleted;

(j)

Landlord Waivers.     Landlord waivers executed by the landlord for each property of Borrower;

(k)

Insurance Matters.     Copies of insurance certificates describing all insurance policies required by Section 7.6, together with loss payable and lender endorsements in favor of Lender with respect to all insurance policies covering Collateral;

(l)

UCC Search.     The results of a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against each of the Related Party in the offices of the Secretary of State of the state of incorporation or formation, such search to be as of a date no more than ten (10) days prior to the date of the initial Advance or the Letter of Credit;

(m)

Releases of Liens and UCC-3 Termination Statements.     Release of Liens and UCC-3 Termination Statements executed by such Persons as Lender may deem necessary to insure Lender’s first priority security interest in and to the Collateral;

Amended and Restated Loan Agreement – Schedule 5.1

(n)

Opinion of Counsel.     Intentionally deleted;

(o)

Commitment Fee.     Payment to Lender of the Commitment Fee, which Borrower acknowledges and agrees is fully earned and non-refundable.

(p)

Attorneys’ Fees and Expenses.     Evidence that the costs and expenses (including reasonable attorneys’ fees) referred to in Section 11.1, to the extent incurred, shall have been paid in full by Borrower; and

(q)

Additional Items.      Such additional items, documents and instruments as may be reasonably requested by Lender.

Amended and Restated Loan Agreement – Schedule 5.1

SCHEDULE 6.13

SUBSIDIARIES

Costar Video Systems, LLC (a Delaware limited liability company) is a wholly owned subsidiary of Sielox, Inc.

L Q Corporation, Inc. (a Delaware corporation) is a wholly owned subsidiary of Sielox, Inc.

Video Solutions Technology Center, LLC (a Delaware limited liability company) is a wholly owned subsidiary of

Costar Video Systems, LLC

Sielox, LLC (a Delaware limited liability company) is a wholly-owned subsidiary ofL Q Corporation, Inc.

There are no other Subsidiaries.

Amended and Restated Loan Agreement – Schedule 6.13

SCHEDULE 6.19

INTELLECTUAL PROPERTY

None, unless otherwise listed below by Borrower.

Amended and Restated Loan Agreement – Schedule 6.19

SCHEDULE 7.1

REPORTING REQUIREMENTS

(a)

Annual Financial Statements (parent).     As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of Parent, beginning with the fiscal year ending December 31, 2008, (i) a copy of the annual audit report of the Related Parties for such fiscal year containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing acceptable to Lender, to the effect that such report has been prepared in accordance with GAAP and containing no material qualifications or limitations on scope;

(b)

Quarterly Financial Statements (Parent).     As soon as available, and in any event within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Parent, a copy of an unaudited financial report of the Related Parties, prepared by an independent certified public accountants of recognized standing acceptable to Lender, as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow. in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail. and certified by the chief financial officer of Parent to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Related Parties, on a consolidated and consolidating basis. at the date and for the periods indicated therein;

(c)

Monthly Financial Statements (Costar).     As soon as available, and in any event within thirty (30) days after the end of each month of each fiscal year of Costar, a copy of an unaudited financial report of Costar as of the end of such month and for the portion of the fiscal year then ended, containing balance sheets and statements of income, retained earnings, and cash flow, all in reasonable detail, and certified by the chief financial officer or controller of Costar to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Costar at the date and for the periods indicated therein;

(d)

Monthly Financial Statements (Sielox, LLC).     As soon as available, and in any event within thirty (30) days after the end of each month of each fiscal year of Sielox, LLC, a copy of an unaudited financial report of Sielox, LLC as of the end of such month and for the portion of the fiscal year then ended, containing balance sheets and statements of income. retained earnings, and cash flow, all in reasonable detail. and certified’ by the chief financial officer or controller of Sielox, LLC to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Sielox, LLC at the date and for the periods indicated therein;

(e)

Borrowing Base Report.     As soon as available, and in any event within ten (10) days after the end of each calendar month, a Borrowing Base Report, in a form acceptable to Lender, certified by the chief financial officer or controller of Administrative Borrower, which report shall include (a) a detailed aged schedule of all Eligible Accounts, as of the dare specified in the report, listing the face amount and date of invoices of each Eligible Account and the name and address of each Account Debtor (and upon request by Lender, copies of invoices, credit reports and any other matters and information relating to Eligible Accounts), and (b) a schedule of Eligible Inventory, setting forth the locations of Eligible Inventory including Eligible Inventory not in the possession of Borrower and the names of Persons in possession of the Eligible Inventory;

(f)

Compliance Certificate.     Within thirty (30) days after the end of each quarter of each fiscal year, Compliance Certificate certified by the chief financial officer or controller of Administrative Borrower;

Amended and Restated Loan Agreement – Schedule 7.1

(g)

Management Letters.     Promptly upon receipt thereof, a copy of any management letter or written report submitted to any Related Party by .independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of the Related Parties;

(h)

Notice of Litigation.     Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority ()I’ arbitrator affecting any Related Party which, if determined adversely to any Related Party, could have a Material Adverse Effect;

(i)

Notice of Default.     As soon as possible and in any event within three (3) days after the occurrence of each Default, a written notice setting forth the details of such Default and the action that Borrower bas taken and proposes to take with respect thereto;

(j)

Notice of Claimed Default.     Immediately upon becoming aware that any Person bas given notice or taken any other action with respect to a claimed default under any note, agreement, contract, or undertaking to which any Borrower is a party, a written notice specifying the notice given or action taken by such Person and the nature of the claimed default and what action Borrower is taking or proposes to take with :respect thereto;

(k)

ERISA Reports.     Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which each Related Party files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) days after Borrower knows or has reason to know that any Reportable Event or Prohibited Transaction bas occurred with respect to any Plan or that the PBGC or any Related Party has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that Borrower proposes to take with respect thereto;

(l)

Reports to Other Creditors.     Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to Lender pursuant to any other clause of this Section;

(m)

Notice of Material Adverse Effect.      As soon as possible and in any event within five (5) days after the occurrence thereof, written notice of any matter that could have a Material Adverse Effect;

(n)

Proxy Statements, Etc.     As soon as available, one copy of each financial statement, report, notice or proxy statement sent by Borrower to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by Borrower with any securities exchange or the Securities and Exchange Commission or any successor agency; and

(o)

General Information.     Promptly, such other information concerning the any Related Party as Lender may from time to time reasonably request

Amended and Restated Loan Agreement – Schedule 7.1

EXHIBIT A

REQUEST FOR ADVANCE

Reference is made to that certain Amended and Restated Loan Agreement dated as of December 10, 2008 (as from time to time amended, the “Agreement”), by and between COSTAR VIDEO SYSTEMS, LLC, a Delaware limited liability company (“Costar”), SIELOX, INC., a Delaware corporation (“Parent”), and SIELOX, LLC, a Delaware limited liability company (“Sielox, LLC” and, together with Costar and Parent, the “Borrower”) and BANK OF TEXAS, N.A. (“Lender”). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement Pursuant to the terms of the Agreement, Borrower hereby requests Lender to make an Advance in the amount set forth below in Item (4) under the heading “Borrowing Information”.

To induce Lender to make the requested Advance, and with fun knowledge that Lender may act in reliance upon the matters herein contained without further inquiry of any kind, Borrower hereby represents, warrants, acknowledges, and agrees to and with Lender that:

(a)

The officer of the Administrative Borrower signing this instrument is the duly elected, qualified and acting officer of the Administrative as indicated below such officer’s signature hereto having all necessary authority to act for Borrower in making the request herein contained.

(b)

All representations and warranties contained in the Agreement and in each of the other Loan Documents are true and correct in all respects on and as of the date hereof with the same force and effect as if made on and as of such date.

(c)

All covenants and agreements contained in the Agreement and in each of the other Loan Documents to have been complied with and performed on or prior to the making of the requested Advance have been fully complied with and performed.

(d)

No Default or Event of Default has occurred and is continuing or would result from the requested Advance.

(e)

All conditions precedent to the advance of the requested Advance set forth in Article V of the Agreement has been satisfied.

(f)

Since the date of the most recently delivered Compliance Certificate there bas been no material adverse change in the Collateral or in the business, assets, operations, prospects or condition, financial or otherwise, of any Related Party.

(g)

The amount of the requested Advance, when added to the aggregate principal amount of all outstanding Advances and Letter of Credit Liabilities will not exceed an amount equal to the lesser of (i) the Borrowing Base or (ii) the Maximum Revolver Amount.

(h)

All information supplied below is true, correct and complete as of the date hereof.

Amended and Restated Loan Agreement – Exhibit A – Page 1

BORROWING INFORMATION

1.	Amount of the Commitment	$
(lesser of Borrowing Base or Maximum Revolver Amount)

2.	Outstanding principal amount of Advances and Letter of Credit	$
Liabilities prior to requested Advance

3.	Net availability of credit:	$
line 1 minus line 2

4.	Amount of requested Advance	$

5.	Date of Advance	$

IN WITNESS WHEREOF, this instrument is executed as of _____________________.

ADMINISTRATIVE BORROWER

on behalf of each Borrower

COSTARVIDEO SYSTEMS, LLC

By: ___________________

Name: ________________

Title: _________________

(Chief Financial Officer or Controller)

Amended and Restated Loan Agreement – Exhibit A – Page 2

EXHIBIT B

BORROWING BASE REPORT

FOR MONTH ENDED	(THE “SUBJECT MONTH”)

LENDER:	BANK OF TEXES, N.A.

BORROWER:	COSTAR VIDEO SYSTEMS, LLC
SIELOX,INC
SIELOX,LLC

This certificate is delivered under the Amended and Restated Loan Agreement (the “Agreement”) dated as of December 10, 2008, between Borrower and Lender. Capitalized terms used in this certificate shall, unless otherwise indicated, have the meanings set forth in the Agreement. On behalf of Borrower, and with full knowledge that Lender may act in reliance upon the matters herein contained without further inquiry of any kind, the undersigned certifies to Lender on the date hereof that (a) no Default or Event of Default has occurred and is continuing, (b) a review of the activities of Borrower during the Subject Month has been made under my supervision with a view to determining the amount of the current Borrowing Base, (c) the accounts receivable and inventory included in the Borrowing Base below meet all conditions to quality for inclusion therein as set forth in the Agreement, and all representations and warranties set forth in the Agreement and the other Loan Documents with respect thereto are true and correct in all material respects, and (d) the information set forth below hereto is true and correct as of the last day of the Subject Month.

LINE			AT END OF SUBJECT MONTH

1.	Total Accounts (less discounts) of Costal’ and Sielox, LLC	$

2.	Ineligible Accounts	$

(a)	Accounts that the Account Debtor has failed to pay within 90	$
days of original invoice date or Accounts with selling terms of more than 90 days

(b)	Accounts owed by an Account Debtor (or its Affiliates) where	$
10% or more of all Accounts owed by that Account Debtor (or its Affiliates) deemed ineligible under clause (a) above

(c)	Accounts with respect to which the Account Debtor is an	$
Affiliate of Borrower or an employee or agent of Borrower or any Affiliate of Borrower

(d)	Accounts arising in a transaction wherein goods are placed on	$
consignment or are sold pursuant to a guaranteed sale, a sale or return. a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional

(e)	Accounts that are not payable in Dollars	$

Amended and Restated Loan Agreement – Exhibit B – Page 1

(f)	Accounts with respect to which the Account Debtor either	$

(i) docs not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state:, or of any state:, province:, municipality, or other political subdivision thereof, or any department, agency, public corporation, or other instrumentality thereof unless (y) the Account is supported by an irrevocable letter of Credit satisfactory to Lender (as to form. substance:, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, or (z) the Account is covered by credit insurance in form, substance:, and amount, and by an insurer, satisfactory to Lender

(g)	Accounts with respect to which the Account Debtor is	$

either (i) the United States or any department, agency, or instrumentality of the United States (exclusive:, however, of Account:! with respect to which Borrower has complied, to the reasonable satisfaction of Lender, with the Assignment of Claims Act, 31 USC § 3727), or (ii) any state of the United States

(h)	Accounts with respect to which the Account Debtor is a	$
creditor of Borrower, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff. Or dispute

(i)	Accounts with respect to an Account Debtor whose total	$

obligations owing to Borrower exceed 20% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Lender in its reasonable discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage

(j)	Accounts with respect to which the Account Debtor	$

subject to any bankruptcy or insolvency proceeding, is not Solvent, has gone out of business, or as to which Borrower has received notice of an imminent bankruptcy or insolvency proceeding or a material impairment of the financial condition of such Account Debtor

(k)	Accounts with respect to which the Account Debtor is	$

located in a. stale or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that Borrower may quality subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost Accounts that are not payable in Dollars, or penalty viewed by Lender to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account

Amended and Restated Loan Agreement – Exhibit B – Page 2

(l)	Accounts, the collection of which, Lender, in its reasonable	$
discretion. believes to be doubtful by reason of the Account Debtor’s financial condition

(m)	Accounts that are not subject to a valid and perfected first priority	$
Lender’s Lien

(n)	Accounts with respect to which (i) the goods giving rise to such	$
Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to Such Account have not been performed and billed to the Account Debtor, or

(o)	Accounts that represent the right to receive progress payments or	$
other advance billings that arc due prior to the completion of performance by Borrower of the subject contract for goods or services

3.	Total Ineligible Accounts	$
add Lines 2(a) through2(o)

4.	Total Eligible Accounts	$
Line 1 minus Line 3

5.	Multiplied by: Borrowing Base factor		80%

6.	Total Accounts Component of Borrowing Base	$
Line 4 x Line 5

7.	Total Inventory of Costar and Sielox, LLC	$

8.	Ineligible Inventory	$

(a)	Either Costar or Sielox, LLC does not have good, valid, and	$
marketable title thereto

(b)	it is Dot located at one of the locations in the continental United	$
States set forth in the Security Agreement (or in transit from one such location to another such location)

(c)	it is located on real property leased by Borrower or in a contract	$

warehouse, in each case, unless it is subject to a landlord waiver, bailee letter, or acknowledgment letter executed by the lessor or warehouseman, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises

(d)	it is not subject to a valid and perfected first priority Lender’s Lien	$

(e)	it consists of goods returned or rejected by Borrower’s customers, or	$

(f)	it consists of goods that arc obsolete or slow moving, restrictive or	$
custom items, work-in-process, raw materials, or goods that constitute spare Parts. Packaging and shipping materials, supplies used or consumed in

Amended and Restated Loan Agreement – Exhibit B – Page 3

Borrower’s business, bill and hold goods, defective goods, “seconds,” or Inventory acquired on consignment

9.	Total Ineligible Inventory	$
add Lines 8(a) through 8(f)

10.	Total Eligible Inventory	$
Line 7 minus Line 9

11.	Multiplied by: Borrowing Base factor		50%

12.	Total Inventory Component of Borrowing Base	$
Line 10 times Line 11

13.	Borrowing Base	$
Line 6 plus the lesser of (a) Line 12 or (b) Line 6

14.	Amount of Commitment		$5,000,000.00

15.	Sum of (a) principal balance of Revolving Credit Advances plus (b) Letter of Credit	$
Liabilities
(not to exceed $5,000,000.00)

16.	Lesser of Line 13 or Line 14	$

17.	Amount available for Revolving Credit Advances, if positive, or amount to be repaid,	$
if negative
Line 16 minus Line 15

Signature:
Chief Financial Officer or Controller of Administrative Borrower

Amended and Restated Loan Agreement – Exhibit B – Page 4

EXHIBITC

COMPLIANCE CERTIFICATE

FOR QUARTER ENDED	(THE “SUBJECT QUARTER”)

LENDER:

BORROWER:	COSTAR VIDEO SYSTEMS, LLC
SIELOX,INC
SIELOX,LLC

This Certificate is delivered under the Loan Agreement (the “Agreement”) dated as of December 10, 2008 between Borrower and Lender as such may have been amended, supplemented or replaced. Capitalized terms used in this Certificate shall, unless otherwise indicated, have the meanings set forth in the Agreement On behalf of Borrower, and with full knowledge that Lender may act in reliance upon the matters herein contained without further inquiry of any kind, the undersigned certifies to Lender oil the date hereof that (a) no Default or Event of Default bas occurred and is continuing, (b) all representations and warranties of the Related Parties contained in the Agreement and in the other Loan Documents are true and correct in all material respects, and (c) the information set forth below hereto is true and correct as of the last day of the Subject Quarter:

DESCRIPTION OF COVENANT*	Calculation as of	, 200__

	(1)	Debt Service Coverage Ratio of Costar	to 1.0

	(2)	Leverage Ratio of Costar	to 1.0

	(3)	Quick Ratio of Parent	to 1.0

*	Calculations and information evidencing the calculations set forth above are attached hereto.

Signature:
Chief Financial Officer or Controller of Administrative Borrower

Amended and Restated Loan Agreement – Exhibit C – Page 1